EXHIBIT 4.1


                              ARTICLES OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           GENERAL COMMUNICATION, INC.


                  The following are the Articles of Amendment ("Amendment") to the Restated Articles of Incorporation ("Articles") of General Communication, Inc. and are executed by that corporation through its president and its secretary, and verified by its secretary.

                                    ARTICLE I

                               NAME OF CORPORATION

                  The name of the corporation subject to this Amendment is General Communication, Inc. ("Corporation").

                                   ARTICLE II

                                    AMENDMENT

                  Article IV, Section (a) is amended to read as follows:

                  (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred eleven million shares divided into the following classes:

                           (i)      One hundred million shares of Class A Common
                                    Stock;

                           (ii)     Ten million  shares of Class B Common Stock;
                                    and

                           (iii)    One million shares of Preferred Stock.





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                                                                     EXHIBIT 4.1


                                   ARTICLE III

                          DATE OF APPROVAL OF AMENDMENT

                  The dates of approval of the Amendment by the Board of Directors and the outstanding shares of the Corporation were June 25, 1997 and November 25, 1997, respectively.

                                   ARTICLE IV

                     SHARES OUTSTANDING AND ENTITLED TO VOTE

                  The numbers of shares outstanding and the number entitled to vote on the Amendment (though the outstanding shares entitled to vote are divided into Class A Common Stock (one vote per share), and Class B Common Stock (10 votes per share), under Article IV(f) of the Articles, all classes of voting stock must vote as one class with respect to matters to be voted upon by the shareholders of the Corporation unless determined otherwise by the board of directors of the Corporation or otherwise required by law) were as follows:

         Shares Outstanding:           Class A Common Stock           45,073,919
                                       Class B Common Stock            4,064,246

                                             TOTAL                    49,138,165

         Shares Entitled to Vote:      Class A Common Stock           45,073,919
                                       Class B Common Stock            4,064,246

                                              TOTAL                   49,138,165





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                                                                     EXHIBIT 4.1

                                    ARTICLE V

                   SHARES VOTED FOR AND AGAINST THE AMENDMENT

                  (a) The numbers of shares voted for and against the Amendment were as follows:

         Number of Shares Voted
         For the Amendment:            Class A Common Stock           36,692,312
                                       Class B Common Stock            3,849,298

                                             TOTAL                    40,541,610
         Number of Shares Voted
         Against the Amendment:        Class A Common Stock              517,844
                                       Class B Common Stock                6,626

                                             TOTAL                       524,470

                  (b) The Amendment was adopted in its entirety by 87.7% (including 81.4% and 94.7% of the votes of Class A Common Stock and voting power of Class B Common Stock outstanding, respectively) of the outstanding voting power of the shares of the Corporation satisfying the requirements for adoption of the Amendment under AS 10.06.504 of the Alaska Corporations Code.

                  IN WITNESS WHEREOF, the Corporation, through its corporate officers, hereby executes these Articles of Amendment to the Restated Articles of Incorporation of General Communication, Inc. on this 9th day of December, 1997.

                                                     GENERAL COMMUNICATION, INC.


                                                     By:  /s/
                                                              Ronald A. Duncan
                                                              President


                                                     By:  /s/
                                                              John M. Lowber
                                                              Secretary

                                                              [ S E A L ]





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                                                                     EXHIBIT 4.1


STATE OF ALASKA                                           )
                                                          )   ss.
THIRD JUDICIAL DISTRICT                                   )

                  BEFORE ME, the undersigned authority, personally appeared JOHN
M. LOWBER, who, first by me being duly sworn, deposes and states that he is the secretary of General Communication, Inc., that he has read the above and foregoing ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF GENERAL COMMUNICATION, INC. and knows the contents therein; and that each and all of said facts and matters are true and correct to the best of his information and belief.



                                                       /s/
                                                     John M. Lowber


                  SUBSCRIBED AND SWORN to before me this 9th day of December, 1997.


                                                       /s/
                                                     Notary Public in and for
                                                     Alaska
                                                     My Commission Expires:
                                                     January 17, 2001





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